Exhibit 10.23

TRX, INC.

WARRANT AGREEMENT

This Warrant Agreement (the “Agreement”) is entered into as of the 16th day of November, 2001 (the “Effective Date”), by and between TRX, Inc., a Georgia corporation (the “Company”) and Sabre Investments, Inc., a Delaware corporation (“Holder”).

W I T N E S S E T H:

WHEREAS, the Company has agreed to grant to Holder warrants (the “Warrants”) to purchase shares of Common Stock, $.01 par value per share, of the Company (the “Common Stock”) in the amounts and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Grant of Warrants.

(a) Subject to the terms and conditions set forth herein, the Company hereby grants to Holder the right to purchase from the Company the number of validly issued, fully paid and nonassessable shares of common stock of the Company (“Common Stock”) in the amount set forth in Section l(b)(i) below at an initial exercise price per share equal to Eleven Dollars and Three Hundred Twenty Six/10000 ($11.0326) (the “Exercise Price”). The number of shares of Common Stock purchasable under this Warrant and the Exercise Price are subject to adjustment as provided below.

(b) Determination of the Number of Shares Represented by this Warrant and Adjustment of Exercise Price.

(i) The number of shares of Common Stock that may be purchased upon the exercise of this Warrant shall be 640,285 shares (the “Warrant Shares”).

(ii) In the case that the Company shall, after the date hereof, issue or enter into an agreement to issue additional shares of Common Stock, or securities convertible into Common Stock (except for (A) shares of capital stock issued upon conversion of any shares of the Company’s preferred stock, (B) shares of capital stock issued or issuable pursuant to options or purchase agreements, warrants, capital appreciation rights, calls, convertible shares, convertible debt securities or other rights to acquire the Company’s authorized and unissued capital stock which are outstanding on the date hereof, (C) shares issued to options granted pursuant to the 2000 Stock Incentive Plan with an exercise price of greater than $5.51, (D) shares of Common Stock issued pursuant to a subdivision of the Common Stock or stock dividend pursuant to which the number of shares for which this Warrant is exercisable and the purchase price therefore are adjusted pursuant to Section 7 hereof, (E) shares of capital stock issued pursuant to the exchange, conversion or exercise of any securities convertible into Common Stock that have previously been incorporated into computations hereunder on the date when such convertible securities were issued) (a “Dilutive Issuance”) at a purchase price per share for which Common Stock is issuable less than the Exercise Price then in effect, then (I) the Warrant Shares for which the Warrants are exercisable shall be adjusted to equal the number determined by multiplying the Warrant Shares for which the Warrants are exercisable immediately prior to such adjustment by a fraction (the “Adjustment Fraction”), of which (x) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares of Common Stock in which such Dilutive Issuance is convertible and (y) the denominator shall be (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued or sold in such Dilutive Issuance would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and (II) the Exercise Price shall be adjusted to equal the price obtained by dividing the Exercise Price immediately prior to such adjustment by the Adjustment Fraction; provided, that such adjustments shall be made only if the number of Warrant Shares for which the Warrants are exercisable determined from such adjustment shall be greater than the number of Warrant Shares for which the Warrants are exercisable in effect immediately prior to the Dilutive Issuance.

(iii) Promptly after any adjustment in the Exercise Price pursuant to this Section 1, the Company shall give written notice to the Holders of the Exercise Price following such adjustment, together with a schedule of computations of such adjustment and confirmation from the Company’s auditors of such adjustment.

2.	Exercise of Warrants.

(a) General. Upon satisfaction of the conditions set forth herein, the Warrants may be exercised by Holder’s delivery to the Secretary of the Company of a written notice of exercise executed by Holder (the “Notice of Exercise”). The Notice of Exercise shall be substantially in the form set forth as Exhibit A, attached hereto and made a part hereof, and shall identify the number of Warrants that are being exercised.

(b) Partial Exercise. Holder may exercise Warrants to purchase fewer than all of the Warrant Shares then exercisable, but such exercise may not be made for (i) if prior to an IPO, less than 100,000 Warrant Shares or the total remaining Warrant Shares subject to the Warrant, if less than 100,000 shares or (ii) if after an IPO, less than the maximum amount of shares of Common Stock that could be sold by Holder pursuant to Rule 144 under the Securities Act of 1933, as amended, during the calendar month of such exercise or the total remaining Warrant Shares subject to the Warrant, if less than such maximum amount.

(c) Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. With respect to any fraction of a share called for upon the exercise of the Warrants, an amount equal to such fraction multiplied by the current Warrant Price shall be paid in cash to Holder.

(d) Due Diligence. Upon three days advance written notice, Holder shall be entitled to perform reasonable due diligence of Company in connection with Holder’s proposed exercise of Warrants. All due diligence shall be performed during normal business hours and in a manner so as to minimize disruption to Company. All information obtained in due diligence shall be subject to a confidentiality agreement reasonably acceptable to Company. Holder’s right to conduct due diligence is personal to Holder and nonassignable and may only be exercised by Holder three times in any twelve-month period.

3.	Termination of Warrants.

Notwithstanding any provision contained in this Agreement to the contrary, the Warrants shall not be exercisable either in whole or in part from and after 5:00 p.m., Atlanta, Georgia time, on the 10th anniversary of the Effective Date.

4.	Early Termination.

If at any time the Company proposes to (a) sell, lease, exchange or convey all or substantially all of its property, business or assets to any other entity, (b) liquidate, dissolve or wind up the Company, whether voluntarily or involuntarily or (c) merge with or into any other corporation or effect a reorganization in a transaction in which the shareholders of the Company immediately before the transaction own, directly or indirectly, immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent) (each of the events listed in (a)-(c) shall be referred to individually as an “Early Termination Event”), then the Company shall give Holder twenty (20) days notice of the proposed effective date of any Early Termination Event. All unexercised Warrants will terminate unless exercised by the effective date of any Early Termination Event. In the event the Company proposes to engage in an initial public offering whereby the Common Stock will be available for purchase by the public at a valuation of the Company at no less than $150,000,000 and with aggregate cash proceeds to the Company of at least $20 million (the “IPO”), then the Company may purchase the Warrants at a purchase price determined in accordance with Schedule 4. In the event (i) Holder has breached any material provision of the Senior Secured Convertible Promissory Note, Senior Secured Convertible Note Purchase Agreement, Rights Agreement and Security Agreement between the Company and Holder of even date herewith, and has failed to cure such breach within 20 days after receipt of written notice of such breach (the “Cure Period”); or (ii) of a Section 11.2 Event (as defined in the Rights Agreement by and between the Holder and the Company of even date herewith), all unexercised Warrants will terminate immediately. In addition, the Company may not exercise any unexercised Warrants during the Cure Period.

5.	Assignment of Warrants.

(a) General. Except as otherwise provided in this Section 5, the Warrants are not assignable or transferable by Holder.

(b) Assignments to Affiliates. Subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, by Holder in person or by duly authorized attorney, to any Affiliate of Holder other than Travelocity.com L.P. or its successors, assigns or direct or indirect wholly-owned subsidiaries upon surrender of this Warrant and the Assignment Form attached hereto properly endorsed. For purposes of this Agreement, the term “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

(c) Assignment to Third Party. Subject to compliance with applicable laws, Holder may transfer the Warrant and all rights hereunder in the event such transfer is at least five years after the Effective Date and BCD Technology S.A. (“BCD”) and its Affiliates in the aggregate no longer own at least 51% of the capital stock of the Company as follows:

(i) In the event that Sabre desires to assign or transfer in whole or in part this Warrant and rights hereunder (the “Sabre Offered Warrant”), unless a transfer is permitted pursuant to Section 5(b), Sabre agrees to first give written notice to BCD and Hogg Robinson Holdings BV (“Hogg”) (the “Sabre First Offer Notice”) of its intent to sell the Sabre Offered Warrant, and to negotiate with BCD and Hogg in good faith the price and corresponding terms of the pro rata purchase by BCD and Hogg of the Sabre Offered Warrant. BCD and Hogg shall either jointly or individually provide Sabre with a proposal as to the final price and terms of such purchase by the forty-fifth (45) day after the Sabre First Offer Notice. In the event Sabre accepts a proposal from BCD and/or Hogg (such accepted proposal shall be the “Final Stakeholder Proposal”), each of BCD and Hogg shall have the right to participate pro rata in such purchase regardless of whether it was such party’s proposal that was accepted. In the event that either BCD or Hogg does not purchase its entire pro rata portion of the Sabre Offered Warrant, the other of BCD or Hogg shall be notified thereof and shall have three (3) days to agree and provide notice in writing to purchase all or part of the remaining Sabre Offered Warrant pursuant to the terms of the Final Stakeholder Proposal. In the event that thereafter, BCD and Hogg have not agreed to collectively purchase the entirety of the Sabre Offered Warrant, Sabre shall provide notice to the Company thereof and the Company shall have fifteen (15) days to agree and provide notice in writing to purchase such remaining shares pursuant to the terms of the Final Stakeholder Proposal. The transfer of the Sabre Offered Warrant to BCD, Hogg and the Company hereunder shall be free and clear of any liens, claims and encumbrances (other than the terms of this Agreement) pursuant to such documentation as BCD, Hogg and the Company, as applicable, shall reasonably require. The Company covenants and agrees that in the event of a pro rata purchase of the Sabre Offered Warrant by BCD and Hogg pursuant to this Section 2(c), the Company shall issue such individual Warrants as necessary to effect such purchase.

(ii) In the event Sabre does not accept the joint or individual proposals from BCD and/or Hogg, Sabre shall notify BCD and Hogg in writing within fifteen (15) days after receipt of such proposals that their final price and terms have been rejected. In the event such proposal(s) are rejected, Sabre agrees to give written notice to the Company thereof (the “Rejection Notice”) and shall negotiate with the Company in good faith the price and corresponding terms of the purchase by the Company of the Sabre Offered Warrant. The Company shall provide Sabre with a proposal as to the final price and terms of such purchase (the “Final Company Proposal”) by the fifteenth (15) day after the Sabre Rejection Notice (the “Sabre Third Party Date”). In the event Sabre accepts the Final Company Proposal, the transfer of the Sabre Offered Warrant to the Company hereunder shall be free and clear of any liens, claims and encumbrances (other than the terms of this Agreement) pursuant to such documentation as the Company shall reasonably require. In the event Sabre does not accept the Final Company Proposal, Sabre shall notify the Company in writing within fifteen (15) days that its final price and terms have been rejected.

(iii) In the event Sabre rejects any and all proposals by BCD, Hogg and the Company as to the final price and terms for the purchase of the Sabre Offered Warrant, Sabre may sell the Sabre Offered Warrant to a third party or parties (the “Sabre Third Party Sale”); provided, however, that any Sabre Third Party Sale must be evidenced by a letter of intent which must be signed within six (6) months of the Sabre Third Party Date and the contemplated transaction must be completed within one (1) year of the Sabre Third Party Date. The Sabre Third Party Sale shall be for a price not less than 95% of the highest proposal as to the final price and terms offered by BCD and/or Hogg and the Company. In addition, the transfer of the Sabre Offered Warrant to the third party or parties may only be made as long as (i) the transfer does not have an adverse regulatory or legal effect on the Company or any subsidiary or related entity, and (ii) each transferee agrees in writing to be bound by the terms of this Agreement.

(iv) If the consideration offered by the third party or parties in the Sabre Third Party Sale involves property other than cash, for purposes of Section 5(c), such property shall be deemed to be cash in an amount equal to the Equivalent Value of the property. Sabre and the Company shall initially negotiate with each other to agree upon the Equivalent Value within thirty (30) days of the date of the letter of intent for such Sabre Third Party Sale. In the event that Sabre and the Company cannot reach an agreement on the Equivalent Value within such 30 day period, the Equivalent Value will be determined by two appraisers, one chosen and paid for by Sabre and one chosen and paid for by the Company. If the two appraisal values (the “Appraisal”) differ by 10% or less (such percentage difference to be computed by subtracting the lesser of the Appraisals from the greater of the Appraisals and dividing that difference by the greater of the Appraisals), then the Equivalent Value of the property shall equal the average of the two Appraisals. In the event that the Appraisals vary by more than 10%, a third appraiser shall be chosen by the initial two appraisers to conduct an independent appraisal of the property, and on the basis of that independent appraisal, the third appraiser shall, in the exercise of its own professional judgment, determine which of the two Appraisals is the most commercially reasonable, and that Appraisal shall be the Equivalent Value. The costs of such third Appraisal shall be borne by the Company.

6.	Medium and Time of Payment of Warrant Price.

(a) General. The Warrant Price shall be payable by Holder upon exercise of the Warrants and shall be paid, at the Company’s sole option, in either cash (by certified or official bank check or wire transfer), shares of the Common Stock (or by instructing the Company to retain shares otherwise issuable upon exercise of the Warrants as payment), other property or services acceptable to the Board of Directors as allowed by applicable law, or any combination thereof.

(b) Payment in Shares of the Common Stock. If Holder pays all or part of the Warrant Price with shares of the Common Stock (including shares otherwise issuable upon exercise of the Warrants), the following conditions shall apply:

(i) If such shares had previously been issued to Holder, Holder shall deliver to the Secretary of the Company a certificate or certificates free and clear of all liens, claims or encumbrances for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Board of Directors may require);

(ii) Such shares (including shares otherwise issuable upon exercise of the Warrants) shall be valued on the basis of the fair market value of the Common Stock on the date of exercise which shall be deemed to be the average of the daily closing prices of one share of the Common Stock for the 15 consecutive business day period ending on the day before the day in question as reported on the NASDAQ or such other exchange or inter-dealer quotation system or over-the-counter market on which the Common Stock is then listed for trading, provided that if the Common Stock is not listed on a national securities exchange or on an interdealer quotation system and is not regularly traded in the over-the-counter market, then the Company and Holder shall determine the fair market value of the Common Stock through good faith negotiations based upon all relevant available facts, which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative (the “Market Price”); and

(iii) If Holder delivers Common Stock with a value that is less than the Warrant Price, then Holder shall pay the balance of the Warrant Price in a form allowed under subsection (a) above.

(c) Payment of Taxes. Any issue tax or incidental expense in respect of the issuance of the certificates for shares of Common Stock upon the exercise of this Warrant shall be paid by the Company. Company shall not be required to pay any transfer tax or other similar charge imposed in connection with the issue of any certificate for shares of Common Stock in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or charge is due.

7.	Anti-Dilution Adjustments.

(a) Stock Splits and Combinations. If the Company shall at any time subdivide the outstanding shares of Common Stock or effect a forward stock split by issuing stock dividends, then the number of shares of Common Stock for which this Warrant is exercisable immediately prior to that subdivision (the “Number of Warrant Shares”) shall be proportionately increased and the purchase price therefor proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, then the Number of Warrant Shares shall be proportionately decreased and the purchase price therefor proportionately increased. Any adjustment under this Section 7 shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Cash Dividends. If the Company shall at any time pay any cash dividends, then the Number of Warrant Shares shall be multiplied by a fraction the numerator of which shall be the Market Price of the Common Stock immediately prior to such cash dividend and the denominator shall be the Market Price of the Common Stock immediately after such cash dividend and the Exercise Price shall be multiplied by a fraction the numerator of which shall be the Market Price of the Common Stock immediately after such cash dividend and the denominator shall be the Market Price of the Common Stock immediately prior to such cash dividend.

(c) Reclassification, Exchange and Substitution. If the Common Stock issuable on exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then the Holder of this Warrant shall, upon its exercise, be entitled to receive, in lieu of the Common Stock which the Holder would have become entitled to receive but for such change, that number of shares of such other class or classes of stock which is equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holder on exercise of this Warrant immediately prior to that change.

(d) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person or association, then as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation or other person resulting from such merger or consolidation, to which a Holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately prior to that reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights of the Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Number of Warrant Shares then in effect) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

(e) Prior Notice.

(i) At least twenty (20) days’ prior to any (A) liquidation, dissolution, winding up, or reorganization of the Company, whether voluntary or involuntary, (B) sale of all or substantially all of the assets of the Company, (C) merger or consolidation of the Company with or into any other corporation, association or person whereafter the stockholders of the Company fail to own fifty per cent (50%) or more of the voting power of the surviving corporation, association or person, or (D) the sale (whether through one sale or multiple sales to a single person or group of related persons) by the stockholders of the Company of an aggregate of fifty per cent (50%) or more of the capital stock (by voting power) of the Company owned by such stockholders in the aggregate (immediately prior to such transaction or transactions), the Company shall give a written notice of such impending event to the Holder.

(ii) In the event the Company fixes a record date for the purpose of determining the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive securities of the Company, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least twenty (20) days’ prior notice written notice, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

(f) Authorized Shares. The Company covenants that during the period this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock or other securities purchasable hereunder a sufficient number of shares or other securities, if applicable, to provide for the issuance of Common Stock or other securities upon the exercise of any purchase rights under this Warrant.

(g) Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the Warrant Shares for which the Warrants are exercisable and the Warrant Price at which such Warrant Shares may be purchased upon exercise of this Warrant provided for in this Section 8:

(i) When Adjustments to Be Made. The adjustments required by this Section 8 shall be made whenever and as often as any event requiring an adjustment shall occur.

(ii) Fractional Interests. In computing adjustments under this Section 8, fractional interests in the Common Stock shall be taken into account to the nearest l/10th of a share.

(iii) When Adjustment Not Required. If the Company shall establish a record date for the determination of Holders of record of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(h) Exceptions to Adjustment of Warrant Price and Warrant Shares. Anything herein to the contrary notwithstanding, the Company shall not make any adjustment of the Warrant Price or the number of Warrant Shares in the case of the issuance of the Warrant, any adjustment in the number of shares issuable upon exercise of the Warrant or the Warrant Price therefor, or the issuance of shares of Common Stock upon exercise of the Warrant.

8.	Agreement of Holder.

Holder acknowledges that it has read this Agreement and understands the following:

(a) Agreement Restrictions. Certain restrictions may apply with respect to the Warrant Shares acquired by Holder pursuant to the terms and provisions of this Agreement.

(b) Securities Restrictions. The Warrant Shares acquired by Holder upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. If the Company, upon advice of counsel, determines such action is necessary or desirable, no Warrant Shares shall be issued to Holder unless, at the time of issuance, Holder (i) represents and warrants that it will acquire the Warrant Shares for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by the Company with regard to holding and resale of the Warrant Shares. Holder shall, upon the request of the Company, execute and deliver to the Company an agreement or affidavit to such effect. All certificates representing the Warrant Shares issued pursuant to this Agreement shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee be recognized as the owner thereof by the Company.

9.	Delivery of Stock Certificates.

As promptly as practical after the date of exercise of the Warrants and the receipt by the Company of full payment therefor, the Company shall deliver to Holder a stock certificate representing the Warrant Shares acquired by Holder pursuant to its exercise of the Warrants. The Company covenants that all shares of Common Stock which may be issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, encumbrances, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

10.	Notices.

All notices or other communications hereunder shall be in writing and shall be effective (a) when personally delivered by courier (including overnight carriers) or otherwise to the party to be given such notice or other communication or (b) on the third business day following the date deposited in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

If to the Company:

TRX, Inc.

6 W. Druid Hills Drive

Atlanta, Georgia 30329

Attention: Chief Financial Officer

with a copy to:

Jeffrey K. Haidet, Esquire

303 Peachtree Street

Suite 5300

Atlanta, Georgia 30308

If to Holder:

Sabre Investments, Inc.

c/o Sabre, Inc.

3150 Sabre Drive

Southlake, Texas 76092-2129

Attn: James E. Murphy, Treasurer

         James F. Brashear, Corporate Secretary

with a copy to:

W. Thomas Carter, Esquire

Alston & Bird

1201 West Peachtree Street

Atlanta, Georgia 30309

If to BCD:

BCD Technology SA

27, Avenue Monterey

L-2163 Luxembourg

with a copy to:

BCD Holdings

Utrechtseweg 67

3704 HB Zeist

The Netherlands

Attn: G. L. Boel

with a copy to:

BCD Technology SA

c/o World Travel BTI

1055 Lenox Park Boulevard

4th Floor

Atlanta, Georgia 30319

Attn: Chief Executive Officer

If to Hogg:

Hogg Robinson Holdings BV

Abbey House

282 Farnborough Road

Farnborough Hampshire GU14 7NJ

c/o Hogg Robinson plc

Attn: Chief Executive Officer

Any party hereto, by notice of the other party hereunder, may change its address for receipt of notices hereunder.

11.	Miscellaneous.

(a) The granting of the Warrants and the execution of this Agreement shall not give Holder any rights to similar grants in future years.

(b) Unless and except as otherwise specifically provided in this Agreement, Holder shall have no rights of a stockholder with respect to any Warrant Shares covered by the Warrants until the date of issuance of a stock certificate to it for such Warrant Shares.

(c) If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(d) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that this Agreement will not permit Holder to acquire the full number of Warrant Shares as provided in Section 1 hereof, it is the express intention of the Company to allow Holder to acquire such lesser number of Warrant Shares as may be permissible without any amendment or modification hereof.

(e) This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, without regard to laws regarding conflict of laws. In the event any legal proceeding is brought to enforce or interpret the provisions of this Agreement, the parties hereby agree to submit to the exclusive jurisdiction of the federal, district or state court located in Fulton County, Georgia, which shall be the venue for all such proceedings.

(f) This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(g) Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(h) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party or any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

(i) Where the context so requires, the masculine gender shall be construed to include the female, a corporation, a trust, or other entity, and the singular shall be construed to include the plural and the plural the singular.

(j) Each party agrees to perform any further acts and to execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

TRX, INC.

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis III
Title:	President & CEO

SABRE INVESTMENTS, INC.:

By:	/s/ James E. Murphy
Name:	James E. Murphy
Title:	Treasurer

SCHEDULE 4

WARRANT PURCHASE PRICE

FAIR MARKET VALUE

Fair Value Determination of Warrants

The fair value of outstanding warrants shall be determined by the Black-Scholes Option Pricing Model. The type of option is an American call option. Inputs will be as follows:

Strike Price: $11.0326 subject to equitable adjustment upon any subdivision, stock split, contribution or other similar transaction or antidilution adjustment.

Share Price: Fair value per share on date of purchase

Time to Expiration: 3,650 less days elapsed until date of purchase

Volatility: 40%

Interest Rate: U.S. Treasury Strip that approximates time to expiration

EXHIBIT A

TRX, INC.

NOTICE OF EXERCISE OF WARRANTS

This Notice of Exercise is given pursuant to the terms of the Warrant Agreement, dated as of November     , 2001 (the “Agreement”) between TRX, Inc. (the “Company”) and Sabre Investments, Inc. (the “Holder”), which Agreement is made a part hereof and incorporated herein by reference.

EXERCISE OF WARRANTS. Holder hereby elects to purchase              shares of Common Stock pursuant to the Agreement. Holder hereby delivers, together with this written statement of exercise, the full Warrant Price with respect to the purchase of the shares.

ACKNOWLEDGMENT. Holder hereby acknowledges that, to the extent it is an “affiliate” of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any shares of the Company’s Common Stock acquired by it pursuant to this Notice are subject to, and the certificates representing such shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144), all as described in Section 10 of the Agreement and Holder hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

Executed this              day of                             ,             .

Sabre Investments, Inc.:

By:
Name:
Title:

TRX, Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on this day of , .

TRX, Inc.:

By:
Name:
Title:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

___________________________________________________________________________________________________________,

whose address is	___________________________________________________________________________________________,
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and whose Social Security or other Taxpayer Identification Number is:                         , the foregoing Warrant and all rights thereunder, hereby constituting and appointing                                          to transfer said Warrant on the books of TRX, Inc., with full power of substitution in the premises.

Dated:                     , 200  .

Holder’s Signature:

Holder’s Name:

Holder’s Address:

___________________________

___________________________
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